UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 13, 2008

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2008, the Compensation Committee of eHealth, Inc. awarded cash bonuses to its named executive officers based on the Company’s fiscal 2007 performance against its plan for the year and as compared to the performance of companies in its peer group, and based upon an analysis completed by the Company’s outside compensation consulting firm. The Compensation Committee approved bonuses for named executive officers as follows:

Gary L. Lauer Chairman of the Board of Directors, President and Chief Executive Officer	$245,000
Stuart M. Huizinga Senior Vice President and Chief Financial Officer	$137,500
Bruce A. Telkamp Executive Vice President of Business Operations	$168,750
Dr. Sheldon X. Wang Senior Vice President and Chief Technology Officer	$156,250

In addition, on February 13, 2008, the Compensation Committee approved fiscal year 2008 compensation arrangements for its named executive officers. Effective February 11, 2008, base salaries for certain named executive officers were increased as follows:

	Previous	New
Gary L. Lauer	$350,000	$385,000
Stuart M. Huizinga	$220,000	$250,000
Dr. Sheldon X. Wang	$250,000	$270,000

The Compensation Committee did not adjust the base salaries of other named executive officers or other senior executives, which remained in effect at their current levels.

Pursuant to the 2008 Executive Bonus Plan approved by the Compensation Committee, it approved cash incentive bonus targets for fiscal year 2008 for eHealth’s named executive officers as follows:

	Estimated Future Payouts
	Target	Maximum
Gary L. Lauer	$250,250	$500,500
Stuart M. Huizinga	$125,000	$187,500
Bruce A. Telkamp	$135,000	$202,500
Dr. Sheldon X. Wang	$135,000	$202,500

The payouts under the 2008 Executive Bonus Plan for the fiscal year ending December 31, 2008 will be determined by the Compensation Committee based on Company performance, specific financial results relating to achievement of revenue, net earnings and operating cash flow goals, and individual performance. In the event that Company performance exceeds stated goals or that individual performance is superior, the Compensation Committee will have sole discretion to approve additional payouts up to the maximum incentive percentage. Financial goals and performance will be determined by excluding the effects of specified unusual items such as mergers and acquisitions, extraordinary or non-recurring items, and changes in accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart Huizinga
Stuart M. Huizinga
Chief Financial Officer

Dated: February 19, 2008